JOINT FILER INFORMATION

Name:                                              Urstadt Property Company, Inc.

Address:                       2 Park Place, Bronxville, New York 10708

Designated Filer:                           Charles J. Urstadt

Issuer & Ticker Symbol:             Urstadt Biddle Properties Inc. (UBP)
                                                           (Common Stock)

Date of Event                                   January 22, 2010
Requiring Statement:

Signature:                                       Urstadt Property Company, Inc.

                          X
  By:             Charles J. Urstadt
by Thomas D. Myers as Attorney in Fact

Charles J. Urstadt
Chairman